EXHIBIT 107

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Airship AI Holdings, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	2,687,363	(2)	$2.74	(3)	$7,363,374.62	0.00013810	$1,016.88
			Total Offering Amounts					$7,363,374.62	0.00013810	$1,016.88
			Total Fees Previously Paid
			Total Fee Offsets
			Net Fees Due							1,016.88

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents 687,363 shares of common stock that became available for issuance on January 1, 2026 under the 2023 Plan pursuant to an evergreen provision of the 2023 Plan and an additional 2,000,000 shares. Pursuant to such evergreen provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2023 Plan on January 1 of each calendar year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2033. The number of shares added each year will be equal to the lesser of (a) 2.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; and (b) such lesser number of shares of common stock as is determined by the Registrant’s board of directors (the “Board”) or a committee appointed by the Board for the applicable year.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock as reported by The Nasdaq Stock Market on February 24, 2026.